Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, par value $0.01 per share, of PHH Corporation.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  February 21, 2012

SCOPIA PARTNERS LLC

By:	Scopia Management Inc.

By:	/s/ Jeremy Mindich
	Name:	Jeremy Mindich
	Title:	President

SCOPIA PARTNERS QP LLC

By:	Scopia Management Inc.

By:	/s/ Jeremy Mindich
	Name:	Jeremy Mindich
	Title:	President

SCOPIA PX LLC

By:	Scopia Management Inc.

By:	/s/ Jeremy Mindich
	Name:	Jeremy Mindich
	Title:	President

SCOPIA LONG LLC

By:	Scopia Management Inc.

By:	/s/ Jeremy Mindich
	Name:	Jeremy Mindich
	Title:	President

SCOPIA INTERNATIONAL MASTER FUND LP By: Scopia Capital LLC

By:	/s/ Matthew Sirovich
	Name:	Matthew Sirovich
	Title:	Managing Partner

SCOPIA PX INTERNATIONAL MASTER FUND LP By: Scopia Capital LLC

By:	/s/ Matthew Sirovich
	Name:	Matthew Sirovich
	Title:	Managing Partner

SCOPIA MANAGEMENT INC.

By:	/s/ Jeremy Mindich
	Name:	Jeremy Mindich
	Title:	President

SCOPIA CAPITAL LLC

By:	/s/ Matthew Sirovich
	Name:	Matthew Sirovich
	Title:	Managing Partner

/s/ Matthew Sirovich
MATTHEW SIROVICH

/s/ Jeremy Mindich
JEREMY MINDICH